Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-171181) and Form S-3 (File Nos. 333-178656 and 333-173457) of our reports dated March 31, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting of Titan Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ OUM & Co. LLP

San Francisco, California

March 31, 2014